STOCK PURCHASE AGREEMENT


                                     by and among


                                    CALDERA, Inc.,
                                a Delaware Corporation

                                    MARC A. SPARKS
                                  F. JEFFREY NELSON
                                         and
                                 NICOLE CLAYTON CAVER




                               DATED AS OF JULY 7, 1998

                                  TABLE OF CONTENTS


                                      ARTICLE I.


          DEFINITIONS
               1.01  Definitions  . . . . . . . . . . . . . . . . . . .   1


                                     ARTICLE II.


          BASIC TRANSACTION
               2.01 Purchase and Sale of IFHC Shares  . . . . . . . . .   4


                                     ARTICLE III.


          CLOSING AND CLOSING DATE
               3.01 Closing . . . . . . . . . . . . . . . . . . . . . .   4
               3.02 Closing Date  . . . . . . . . . . . . . . . . . . .   4
               3.03 Deliveries at the Closing . . . . . . . . . . . . .   4


                                     ARTICLE IV.


          REPRESENTATIONS AND WARRANTIES OF THE SELLERS
               4.01 Due Organization; Foreign Qualification . . . . . .   5
               4.02 Due Authorization; Enforceability . . . . . . . . .   5
               4.03 Non-Contravention; Consents and Approvals . . . . .   6
               4.04 Capitalization; Rights, Warrants, Options . . . . .   6
               4.05 Financial Statements; Undisclosed Liabilities;
                    Other Documents . . . . . . . . . . . . . . . . . .   7
               4.06 No Material Adverse Effects or Changes  . . . . . .   8
               4.07 Title . . . . . . . . . . . . . . . . . . . . . . .   8
               4.08 Intellectual Property . . . . . . . . . . . . . . .   9
               4.09 Insurance Compliance  . . . . . . . . . . . . . . .   9
               4.10 Rating  . . . . . . . . . . . . . . . . . . . . . .  10
               4.11 Employment Matters  . . . . . . . . . . . . . . . .  11
               4.12 Tax Returns and Audits  . . . . . . . . . . . . . .  11
               4.13 Litigation  . . . . . . . . . . . . . . . . . . . .  11
               4.14 Compliance with Applicable Laws . . . . . . . . . .  11
               4.15 Contracts; No Defaults. . . . . . . . . . . . . . .  12
               4.16 Fees of Brokers, Finders and Financial Advisors . .  12
               4.17 Books and Records . . . . . . . . . . . . . . . . .  12
               4.18 Related Party Transactions  . . . . . . . . . . . .  12
               4.19 Due Diligence.  . . . . . . . . . . . . . . . . . .  13
               4.20 Investment  . . . . . . . . . . . . . . . . . . . .  13
               4.21 General Representation and Warranty . . . . . . . .  13


                                      ARTICLE V.


          REPRESENTATIONS AND WARRANTIES OF CALDERA
               5.01 Due Organization; Foreign Qualification . . . . . .  13
               5.02 Due Authorization; Enforceability . . . . . . . . .  14
               5.03 Non-Contravention; Consents and Approvals . . . . .  14
               5.04 Capitalization  . . . . . . . . . . . . . . . . . .  15
               5.05 Financial Statements  . . . . . . . . . . . . . . .  15
               5.06 Commission Filings  . . . . . . . . . . . . . . . .  16
               5.07  No Material Adverse Effects or Changes . . . . . .  16
               5.08  Tax Returns and Audits . . . . . . . . . . . . . .  16
               5.09  Litigation . . . . . . . . . . . . . . . . . . . .  16
               5.10  Compliance with Applicable Laws  . . . . . . . . .  17
               5.11  Fees of Brokers, Finders and Investment Bankers  .  17
               5.12  General Representation of Warranty . . . . . . . .  17


                                     ARTICLE VI.

          COVENANTS
               6.01 Implementing Agreement  . . . . . . . . . . . . . .  17
               6.02 Access to Information and Facilities  . . . . . . .  17
               6.03 Confidentiality . . . . . . . . . . . . . . . . . .  17
               6.04 Preservation of Business  . . . . . . . . . . . . .  18
               6.05 Consents and Approvals  . . . . . . . . . . . . . .  19
               6.06 Caldera Stockholder Approval  . . . . . . . . . . .  19
               6.07 Publicity . . . . . . . . . . . . . . . . . . . . .  19
               6.08 Fees and Expenses . . . . . . . . . . . . . . . . .  20
               6.09 Periodic Reports  . . . . . . . . . . . . . . . . .  20


                                     ARTICLE VII.

          CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER
               7.01 Actions or Proceedings  . . . . . . . . . . . . . .  20
               7.02 Approval of Merger  . . . . . . . . . . . . . . . .  20


                                    ARTICLE VIII.

          CONDITIONS PRECEDENT TO OBLIGATIONS OF CALDERA
               8.01 Warranties True as of Closing Date  . . . . . . . .  20
               8.02 Compliance With Agreements and Covenants  . . . . .  21
               8.03 Sellers' Certificate  . . . . . . . . . . . . . . .  21
               8.04 Consents and Approvals  . . . . . . . . . . . . . .  21
               8.05 Good Standing Certificates  . . . . . . . . . . . .  21
               8.06 Other Closing Documents . . . . . . . . . . . . . .  21


                                     ARTICLE IX.

          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS
               9.01 Warranties True as of Closing Date  . . . . . . . .  21
               9.02 Compliance with Agreements and Covenants  . . . . .  21
               9.03 Caldera Certificate . . . . . . . . . . . . . . . .  22
               9.04 Secretary's Certificate . . . . . . . . . . . . . .  22
               9.05 Good Standing Certificate . . . . . . . . . . . . .  22
               9.06 Consents and Approvals  . . . . . . . . . . . . . .  22
               9.07 Other Closing Documents.  . . . . . . . . . . . . .  22


                                      ARTICLE X.

          TERMINATION
               10.01 Termination  . . . . . . . . . . . . . . . . . . .  22
               10.02 Effect of Termination and Abandonment  . . . . . .  23


                                     ARTICLE XI.

          MISCELLANEOUS
               11.01 Amendment  . . . . . . . . . . . . . . . . . . . .  23
               11.02 No Survival of Representations, Warranties, Covenants
                     and Agreements . . . . . . . . . . . . . . . . . .  23
               11.03 Notices  . . . . . . . . . . . . . . . . . . . . .  23
               11.04 Waivers  . . . . . . . . . . . . . . . . . . . . .  24
               11.05 Interpretation . . . . . . . . . . . . . . . . . .  24
               11.06 Applicable Law . . . . . . . . . . . . . . . . . .  24
               11.07 Assignment . . . . . . . . . . . . . . . . . . . .  24
               11.08 No Third Party Beneficiaries . . . . . . . . . . .  25
               11.09 Enforcement of the Agreement.  . . . . . . . . . .  25
               11.10 Further Assurances . . . . . . . . . . . . . . . .  25
               11.11 Severability . . . . . . . . . . . . . . . . . . .  25
               11.12 Remedies Cumulative  . . . . . . . . . . . . . . .  25
               11.13 Entire Understanding . . . . . . . . . . . . . . .  25
               11.14 Waiver of Jury Trial . . . . . . . . . . . . . . .  25
               11.15 Counterparts . . . . . . . . . . . . . . . . . . .  25

                                  LIST OF SCHEDULES
                                  -----------------


          Number            Description
          ------            -----------


          4.01              Due Organization; Foreign Qualification

          4.03              Non-Contravention; Consents and Approvals

          4.04              IFHC Options, Warrants, Rights, Convertible
                            Securities

          4.06              No Material Adverse Effects or Changes

          4.07              Real Property Leases

          4.08              Intellectual Property

          4.09              Insurance

          4.11              Employment Matters

          4.13              Litigation

          4.14              Compliance with Applicable Laws

          4.15              Contracts; No Defaults

          4.17              Books and Records

          4.18              Related Party Transactions

          5.07              Caldera Contracts

                               STOCK PURCHASE AGREEMENT


                            AGREEMENT, dated as of July 7, 1998, by and among CALDERA, INC., a Delaware corporation ("Caldera"), NICOLE CLAYTON CAVER ("Caver"), F. JEFFREY NELSON ("Nelson") and MARC A. SPARKS ("Sparks") (Caver, Nelson and Sparks collectively, the "Sellers" and sometimes individually a "Seller").


                                 W I T N E S E T H :


                            WHEREAS, the Sellers own all of the issued and outstanding capital stock of International Fidelity Holding Corp., a Texas corporation ("IFHC");

                            WHEREAS, the Sellers desire to sell their shares of IFHC capital stock (the "IFHC Shares") to Caldera, and Caldera desires to purchase their IFHC Shares, in exchange for shares of Caldera Common Stock, subject to a recapitalization of Caldera as provided for herein, all pursuant to approval by the stockholders of Caldera;

                            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                                      ARTICLE I.

                                     DEFINITIONS

                            1.01 Definitions.  For purposes of this
                                -----------
          Agreement, the following terms shall have the meanings set forth in this Section 1.01:

                            "Actuarial Analyses" has the meaning set forth in Section 4.09(d) hereof.

                            "Agreement" means this Stock Purchase
          Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                            "Caldera" has the meaning set forth in the caption to this Agreement.

                            "Caldera Common Stock" has the meaning set forth in Section 2.01 hereof.

                            "Caldera Material Adverse Effect" means an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Caldera which is materially adverse to Caldera.

                            "Caldera Shares" has the meaning set forth in
          Section 2.01 hereof.

                            "Caldera Stockholders Meeting" has the meaning set forth in Section 6.06 hereof.

                            "Caver" has the meaning set forth in the caption to this Agreement.

                            "Closing" has the meaning set forth in Section
          3.01 hereof.

                            "Closing Date" has the meaning set forth in
          Section 3.02 hereof.

                            "Code" means the Internal Revenue Code of 1986, as amended.

                            "Commission" means the U.S. Securities and Exchange Commission.

                            "Companies Permits" has the meaning set forth in Section 4.14 hereof.

                            "Companies" means IFHC and ISCC collectively.

                            "Contract" means any written or oral agreement, deed, contract, license, guaranty or other understanding of any nature to which an Entity is a party or by which its properties or assets are bound.

                            "Entity" means any corporation, general
          partnership, limited partnership, limited liability company, trust company, joint venture or other enterprise or association.

                            "ERISA" means the Employee Retirement Security Act of 1974, as amended.

                            "Exchange Act" means the Securities Exchange
          Act of 1934, as amended.

                            "GAAP" means United States generally accepted accounting principles as in effect on the date of this Agreement.

                            "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                            "IFHC" has the meaning set forth in the first preamble to this Agreement.

                            "IFHC Financial Statements" has the meaning set forth in Section 4.05(a) hereof.

                            "IFHC Interim Financials" has the meaning set forth in Section 4.05(b) hereof.

                            "IFHC Material Adverse Effect" means an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of IFHC or ISCC which is materially adverse to IFHC taken as a whole.

                            "IFHC Shares" has the meaning set forth in the second preamble to this Agreement.

                            "Intellectual Property" has the meaning set forth in Section 4.08 hereof.

                            "ISCC" has the meaning set forth in Section
          4.01 hereof.

                            "ISCC Shares" has the meaning set forth in
          Section 4.04 hereof.

                            "Law" means any constitutional provision, statute, law, rule, regulation, decree, injunction, judgment, order or ruling of any Governmental Authority.

                            "Loss" means liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation).

                            "Nelson" has the meaning set forth in the caption to this Agreement.

                            "Reinsurance Agreements" has the meaning set forth in Section 4.09(b) hereof.

                            "Reverse Stock Split" has the meaning set forth in Section 6.06 hereof.

                            "SAP" has the meaning set forth in Section
          4.09(a) hereof.

                            "SAP Statements" has the meaning set forth in
          Section 4.09(a) hereof.

                            "Securities Act" means the Securities Act of
          1933, as amended.

                            "SEC Documents" means the Caldera Form 10-KSB for the fiscal year ended December 31, 1997 and Form 10-QSB for the fiscal quarter ended March 31, 1998.

                            "Seller" or "Sellers" has the meaning set forth in the caption to this Agreement.

                            "Sparks" has the meaning set forth in the caption to this Agreement.

                            "Taxes" means all taxes, assessments and governmental charges imposed by any federal, state, local or foreign government, taxing authority, subdivision or agency thereof, including, but not limited to, any withholding, payroll, employment, custom, duty, sales, any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts.


                                     ARTICLE II.

                                  BASIC TRANSACTION

                            2.01   Purchase and Sale of IFHC Shares.  On
                                   --------------------------------
          the terms and subject to the conditions set forth in this Agreement, at the Closing, Caldera shall purchase from the Sellers, and the Sellers shall sell, transfer, assign, convey and deliver to Caldera, all right, title and interest in the IFHC Shares in exchange for 19,777,000 shares of Common Stock, $.01 par value (the "Caldera Common Stock") of Caldera, after the Reverse Stock Split in accordance with Section 6.06 hereof (the "Caldera Shares").


                                     ARTICLE III.

                               CLOSING AND CLOSING DATE

                            3.01   Closing.  Subject to the provisions of
                                   -------
          ARTICLE X hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at
                                               -------
          the office of International Fidelity Holding Corp., at 4635 McEwen Drive, Dallas, Texas at 10:00 a.m. local time on the first business day after the satisfaction or waiver of all of the closing conditions set forth in Sections 7 and 8 hereof or at such other place or on such other date as Caldera and the Sellers may agree.

                            3.02   Closing Date.  The date on which the
                                   ------------
          Closing actually takes place is referred to in this Agreement as the "Closing Date."
               ------------

                            3.03   Deliveries at the Closing.  At the
                                   -------------------------
          Closing, (a) the Sellers will deliver to Caldera the various certificates, instruments and document referred to in ARTICLE VIII hereof, (b) Caldera will deliver to the Sellers the various certificates, instruments and documents referred to in ARTICLE IX hereof, 3.04 the Sellers will deliver to Caldera stock certificates representing the IFHC Shares, endorsed in blank or accompanied by duly executed assignment documents, and 3.05 Caldera will deliver to the Sellers stock certificates representing the Caldera Shares in the amounts as set forth on
          Schedule 4.04 annexed hereto.

                                      ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                            The Sellers hereby represent and warrant to Caldera as follows (with all representations and warranties being joint and several, except those in Sections 4.02, 4.03, 4.19 and
          4.20 shall just be several):

                            4.01   Due Organization; Foreign Qualification.
                                   ---------------------------------------
          IFHC and its wholly-owed subsidiary International Surety & Casualty Corporation, a Texas corporation ("ISCC"), each is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as they are now being owned, leased, operated and conducted. IFHC and ISCC each is qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification. The jurisdictions in which IFHC and ISCC are qualified to do business are set forth on Schedule 4.01. IFHC has no direct or indirect
                           -------------
          subsidiaries, either wholly or partially owned, other than ISCC, and ISCC has no direct or indirect subsidiaries, either wholly or partially owned. Neither IFHC nor ISCC holds any voting or management interest in any Entity other than IFHC's interest in ISCC.

                            4.02   Due Authorization; Enforceability.  Each
                                   ---------------------------------
          of the Sellers has full power and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                            4.03   Non-Contravention; Consents and
                                   -------------------------------
          Approvals.  (a) Except to the extent set forth on Schedule 4.03,
          ---------                                         -------------
          the execution and delivery of this Agreement by the Sellers does not, and the performance by the Sellers of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of any of the Sellers, IFHC or ISCC under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of IFHC and ISCC, or (ii) (x) any Law of any Governmental Authority applicable to the Sellers, IFHC or ISCC or any of their respective assets or properties (including the IFHC shares), or (y) any contract, agreement or commitment to which the Sellers, IFHC or ISCC or by which the Sellers, IFHC or ISCC or any of their respective assets or properties are bound is a party, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have an IFHC Material Adverse Effect or result in the inability of the Sellers to consummate the transactions contemplated by this Agreement.

                            (b) Except for the consent of the Commissioner of Insurance of the State of Texas, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by the Sellers, IFHC or ISCC in connection with the execution and delivery of this Agreement or the consummation by the Sellers of the transactions contemplated hereby.

                            4.04   Capitalization; Rights, Warrants,
                                   ---------------------------------
          Options.  (a)  The authorized capital stock of IFHC consists of
          -------
          1,000,000 shares of Common Stock and no shares of Preferred Stock. On the date hereof, there are issued and outstanding 153,000 shares of ISCC Common Stock and [no shares of Preferred Stock]. All of the issued and outstanding IFHC Shares are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights. Schedule 4.04 is a
                                                         -------------
          true and complete list of each ISCC shareholder, which indicates as of the date hereof, the number of shares of IFHC Common Stock held by each such IFHC shareholder.

                            (b) There are no shares of IFHC Common Stock or other equity securities (whether or not such securities have voting rights) of IFHC issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating IFHC to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of IFHC. There are no outstanding contractual obligations of IFHC which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of ISCC.

                            (c)    The authorized capital stock of ISCC
          consists of 2,000,000 shares of Common Stock, $1.00 par value, of which 1,000,000 shares (the "ISCC Shares") are issued and outstanding, and owned of record and beneficially by IFHC. There are no shares of ISCC Common Stock or other equity securities (whether or not such securities have voting rights) of ISCC issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating ISCC to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of ISCC. There are no outstanding contractual obligations of ISCC which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of ISCC.

                            4.05   Financial Statements; Undisclosed
                                   ---------------------------------
          Liabilities; Other Documents.  (a)  For purposes of this
          ----------------------------
          Agreement, "IFHC Financial Statements" shall mean the audited consolidated financial statements of IFHC for the years ended December 31, 1997 and 1996 (the "Audited IFHC Financial Statements") and unaudited consolidated financial statements of IFHC for the quarters ended March 31, 1998 and 1997 (the "Unaudited IFHC Financial Statements") (including all notes thereto), consisting of the balance sheets at such dates and the related statements of income, shareholders' equity and cash flows for the periods then ended. The IFHC Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and present fairly the financial position of the Companies as at the dates thereof and the results of operations and cash flows of the Companies for the period covered thereby (subject, in case of the Unaudited IFHC Financial Statements, to normal, recurring year-end audit adjustments), and are substantially in accordance with the financial books and records of IFHC and ISCC.

                            (b)    Neither IFHC nor ISCC has any
          liabilities or obligations of any nature, whether accrued, absolute, contingent, determined, determinable or otherwise, which individually or in the aggregate, nor any existing condition, situation or set of circumstances which, could be reasonably expected to have an IFHC Material Adverse Effect except (i) as set forth on or reflected in the IFHC Financial Statements as of and for the period ended March 31, 1998 (the "IFHC Interim Financials"), (ii) liabilities and obligations incurred by the Companies since March 31, 1998 in the ordinary and usual course of their business, or (iii) in accordance with day to day surety and insurance lawsuits pertaining to claims.

                            4.06   No Material Adverse Effects or Changes.
                                   --------------------------------------
          Except as contemplated by this Agreement, since March 31, 1998, neither IFHC nor ISCC has suffered any damage, destruction or Loss to any of its respective assets or properties (whether or not covered by insurance) which is having or could reasonably be expected to have an IFHC Material Adverse Effect. Except as disclosed in the Interim Financials or on Schedule 4.06 since
                                                    -------------
          March 31, 1998, IFHC has not nor has permitted or caused ISCC to have:

                            (a) declared, set aside or paid any dividend or other distribution in respect of its capital stock;

                            (b) made any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or made any payment to any of its shareholders (in their capacity as shareholders);

                            (c) made any amendment to any material term of any of its outstanding securities;

                            (d) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock;

                            (e)    incurred any debt, guaranteed any
          indebtedness or forgiven any material or guaranteed any indebtedness, or mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction, any of its material properties or assets except in the ordinary and usual course of its business and consistent with past practice;

                            (f)    had any change in any method of
          accounting or accounting practice, except for any such change required by reason of a concurrent change in GAAP; or

                            (g)    made any arrangement, agreement or
          undertaking to do any of the foregoing.

                            4.07  Title.
                                  -----

                            (a)    Personal Property.  Except for
                                   -----------------
          properties and assets which have been sold or otherwise disposed of in the ordinary course of business since March 31, 1998, ISCC has good, valid, marketable, legal and beneficial title to all of the properties and assets reflected in the Interim Financials, free and clear of all liens, security interests, mortgages, pledges, restrictions, or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity to acquire any interest in all, or any part of such properties and assets.

                            (b)    Real Property Leases.  Schedule 4.07
                                   --------------------   -------------
          sets forth a complete and correct list of all real property leases to which IFHC or ISCC is a party, whether as lessor or lessee. All leases listed on such Schedule are valid and subsisting and in full force and effect, and all rent and other payments now due have been paid. IFHC or ISCC enjoys and is in peaceful and undisturbed possession under each lease so listed in which it is a lessee. Neither of the Companies has received any notice of, and to the knowledge of the Sellers, there does not exist, any event of default or event, occurrence or act which, with the giving of notice or the lapse of time or both, would become a default under any such lease and, neither of the Companies has violated any of the terms or conditions under any such lease in any material respect.

                              4.08 Intellectual Property.  Schedule 4.08
                                   ---------------------   -------------
          sets forth a complete and correct list of all of the trademarks, tradenames, service marks, and patents, material to the Companies (including any registrations of or pending applications for any of the foregoing) ("Intellectual Property") used by the Companies in the conduct of their business. All of such Intellectual Property is owned by the Companies free and clear of all liens, and is not subject to any license, royalty or other agreement. None of such Intellectual Property has been or is the subject of any pending or, to the Sellers' knowledge, threatened litigation or claim of infringement. No license or royalty agreement to which either of the Companies is a party is in breach or default by any party thereto except where such breach or default would not have an IFHC Material Adverse Effect or is the subject of any notice of termination given or, to the Sellers' knowledge, threatened.

                            4.09  Insurance Compliance.  (a)  The annual
                                 --------------------
          statutory financial statements of ISCC for the years ended December 31, 1997 and 1996 and the quarterly statutory financial statements of ISCC for the three month period ended March 31, 1998 (the "SAP Statements"), have been furnished to Caldera. The SAP Statements have been timely filed with all insurance regulatory authorities required under applicable insurance laws, rules and regulations. Each such SAP Statement was in compliance in all material respects with applicable insurance laws, rules and regulations when filed, was prepared in all material respects in accordance with statutory accounting practices prescribed or permitted by the Texas Insurance Commission ("SAP"), applied on a consistent basis throughout the specified period and in the immediately prior comparable period, except as noted therein, and each presents fairly in all material respects the admitted and non-admitted assets, liabilities and surplus and results of operations of ISCC at the respective dates and for the respective periods covered thereby, in conformity with SAP.

                              (b)  The Sellers have no reason to believe
          that any material amount recoverable pursuant to any material reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar material arrangements applicable to ISCC or its properties or assets (collectively, "Reinsurance Agreements") is not fully collectible in due course. ISCC is entitled to take full credit in its SAP Statements pursuant to applicable insurance laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement.

                              (c) Each material reserve and other material liability of ISCC reflected in, or included with, the SAP Statements was determined in accordance with generally accepted actuarial standards consistently applied throughout the specified period and the immediately preceding period, was based on actual assumptions that were in accordance with or more conservative than those called for in relevant policy and contract provisions, is fairly stated in accordance with sound actuarial principles and is in compliance with the requirements of applicable insurance laws, rules and regulations. Except as may be affected by deviations from investment assumptions, such reserves and liabilities were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of ISCC under all outstanding insurance policies, funding agreements, Reinsurance Agreements and annuity, coinsurance and other similar arrangements as of the respective dates of such SAP Statements. Such investment assumptions were reasonable as of such respective dates. The admitted assets of ISCC as determined under applicable insurance laws, rules and regulations are in an amount at least equal to the sum of all such reserves and liabilities and the minimum statutory capital and surplus as required by such laws, rules and regulations.

                              (d)  The Sellers have delivered to Caldera a
          true and complete copy of any actuarial reports prepared by independent actuaries with respect to ISCC in the last 12 months, and all attachments, addenda, supplements and modifications thereto (the "Actuarial Analyses"). To the knowledge of the Sellers, the policy information and experience data furnished by ISCC to its independent actuaries in connection with the preparation of the Actuarial Analyses were accurate in all material respects, except insofar as any inaccuracy shall not have materially affected the accuracy of the Actuarial Analyses.

                            4.10   Rating.  ISCC has a not received any
                                   ------
          rating, review or accreditation from any recognized rating institution, service or agency which rates or accredits insurance companies.

                            4.11   Employment Matters.  Schedule 4.11 sets
                                   ------------------   -------------
          forth a complete and correct list of all full-time and part-time employees of the Companies, including the position, salary, date of hire and any arrangements with such employees, written or oral. Except to the extent set forth on Schedule 4.11, neither
                                                   -------------
          of the Companies maintains any employee benefit plan of any kind for any of its directors, officers, consultants, employees or former employees, whether or not such plan subject to ERISA.

                            4.12   Tax Returns and Audits.  Each of the
                                   ----------------------
          Companies has duly filed all federal, state, local and foreign tax returns, reports and forms required to be filed by it, and has duly paid (except for Taxes being contested in good faith) or made adequate provisions of its books in accordance with GAAP for the payment of all Taxes which have been incurred or are due and payable, and it will on or before the Closing make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Closing Date for which no return is required to be filed prior to the Closing Date. The federal and state income tax returns of the Companies have never been examined by the Internal Revenue Service or state taxing authority, respectively, nor has either of the Companies granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. The Sellers are not aware of any basis for the assertion of any deficiency against either of the Companies for Taxes, which, if adversely determined, would have an IFHC Material Adverse Effect.

                            4.13   Litigation.  Except as set forth on
                                   ----------
          Schedule 4.13, there are no actions, suits, arbitrations,
          -------------
          regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Sellers' knowledge, threatened against or affecting either of the Companies any of its respective officers or directors in their capacity as such, or any of its respective property or business. Neither of the Companies is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, other than orders of general applicability.

                            4.14   Compliance with Applicable Laws.
                                   -------------------------------

                            (a) Schedule 4.14 sets forth a complete and
                               -------------
          correct list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities which either of the Companies holds which are required in the operation of its business (the "Companies Permits"). The Companies are in compliance with the terms of the Companies Permits, except where the failure so to comply would not have an IFHC Material Adverse Effect. To the knowledge of the Sellers, neither of the Companies is in violation of any law, ordinance or regulation of any Governmental Authority, including insurance and labor laws and regulations, except for possible violations (excluding violations under the relevant insurance laws) which individually and in the aggregate do not, and, insofar as reasonably can be foreseen the Sellers, will not in the future have an IFHC Material Adverse Effect. Each of the Companies has conducted and now is conducting its business and operation in compliance with all applicable domestic and foreign laws, rules, regulations, judgments and court or administrative orders, permits and approvals (including, without limitation, state insurance departments).

                            4.15   Contracts; No Defaults.  Schedule 4.15
                                   ----------------------   -------------
          sets forth a complete and correct list of all Contracts to which either of the Companies is a party or by which it or any of its assets or properties is bound and which provide for payment(s) or services of not less than $25,000. Neither of the Companies nor, to the knowledge of the Sellers, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred or by reason of the transactions contemplated herein, would occur which, with notice or lapse of time or both, could be reasonably expected to result in a default under, any Contract to which either of the Companies is a party or by which it or any of its assets or properties is bound. Neither of the Companies is required to give any notice to any party subject to any of the Contracts regarding this Agreement or the transactions contemplated hereby.

                            4.16   Fees of Brokers, Finders and Financial
                                   --------------------------------------
          Advisors.  Neither the Sellers nor either of the Companies has
          --------
          employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                            4.17   Books and Records.  Each of the
                                   -----------------
          Companies has maintained and preserved complete and accurate books and records for its material transactions. The minute books of the Companies include complete and correct minutes of all meetings of its directors, committees and shareholders. The IFHC and ISCC Certificates of Incorporation and By-laws previously delivered to Caldera are current and complete. At the Closing Date, all of those books and records will be in the possession of IFHC. Schedule 4.17 sets forth a complete and
                               -------------
          correct list of (i) all officers and directors of ISCC and (ii) the name and address of each bank, trust company or other financial institution in which IFHC or ISCC has an account and the names of all persons authorized to draw thereon as well as all powers of attorney granted by IFHC or ISCC.

                            4.18   Related Party Transactions.  Schedule
                                   --------------------------   --------
          4.18 sets forth a complete and correct list of all transactions,
          ----
          loans, claims, or agreements between or involving either of the Companies and an officer, director, employee, consultant or stockholder of either of the Companies (or an affiliate of any such Person) since January 1, 1997 (excluding employment agreements included on another Schedule to this Agreement and benefits given to all employees of the Companies). All transactions and agreements listed on Schedule 4.18 were on terms
                                                -------------
          to the Companies no less favorable than what they would have had with unrelated third parties.

                            4.19   Due Diligence.  Each of the Sellers has
                                   -------------
          undertaken all due diligence of Caldera regarding the business and corporate affairs of Caldera which he or she believes is appropriate for this transaction, including review of the Caldera SEC Filings. In evaluating the suitability of the transaction contemplated by this Agreement, the Sellers have not relied upon any representations or other information (whether verbal or written), other than as contained in this Agreement or in any documents or written responses to questions furnished to the Sellers by Caldera.

                            4.20   Investment.  Each Seller is acquiring
                                   ----------
          his or her portion of the Caldera Shares for his or her own account, and not with a view to distribution thereof. Each Seller is aware that the Caldera Shares will not be registered under the Securities Act, is an "accredited investor," as such term is defined in Regulation D of the Securities Act and aware of the restrictions under the Securities Act of the sale or other transfer of the Caldera Shares.

                            4.21   General Representation and Warranty.
                                   -----------------------------------
          Neither this Agreement nor any schedule attached hereto or other documents and written information furnished by or on behalf of the Sellers regarding the Sellers or the Companies to Caldera in connection with this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.


                                      ARTICLE V.

                      REPRESENTATIONS AND WARRANTIES OF CALDERA

                            Caldera hereby represents and warrants to the Sellers as follows:

                            5.01   Due Organization; Foreign Qualification.
                                   ---------------------------------------
          Caldera is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Caldera is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification.

                            5.02   Due Authorization; Enforceability.
                                   ---------------------------------
          Caldera has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Caldera of this Agreement has been duly and validly authorized and approved by the Board of Directors of Caldera, and no other actions or proceedings on the part of Caldera are necessary to authorize this Agreement other than approval of the Caldera Stockholders as set forth in Section 6.06 hereof. Subject to obtaining the necessary approval of the Caldera Stockholders, this Agreement constitutes legal, valid and binding obligations of Caldera, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                            5.03   Non-Contravention; Consents and
                                   -------------------------------
          Approvals.  (a) The execution and delivery of this Agreement by
          ---------
          Caldera does not, and the performance by Caldera of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of Caldera under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws Caldera, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any Laws of any Governmental Authority, or (y) any contract, agreement or commitment to which Caldera is a party or by which Caldera or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have a Caldera Material Adverse Effect or result in the inability of Caldera to consummate the transactions contemplated by this Agreement.

                            (b)    No consent, approval, order or
          authorization of, or registration, declaration or filing with any Governmental Authority is required by Caldera in connection with the execution and delivery of this Agreement or the consummation by Caldera of the transactions contemplated hereby, the failure to obtain which would have a Caldera Material Adverse Effect or result in the inability of Caldera to consummate the transactions contemplated hereby, except for the filing of a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware.

                            5.04   Capitalization.  (a)  The authorized
                                   --------------
          capital stock of Caldera consists of 5,000,000 shares of Preferred Stock, $.01 par value per share, none of which is issued or outstanding, and 50,000,000 shares of Common Stock, $.01 par value per share, of which 3,345,000 shares are issued and outstanding. All of the issued and outstanding shares of Caldera Common Stock are, and the Caldera Shares to be issued to the Sellers will be, validly issued, fully paid and nonassessable and the issuances of the Caldera Shares will not be subject to preemptive rights.

                            (b)    Except for the outstanding shares of
          Caldera Common Stock and the Caldera Shares to be issued pursuant to this Agreement, there are no other equity securities (whether or not such securities have voting rights) of Caldera issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Caldera to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Caldera. There are no outstanding contractual obligations of Caldera which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Caldera other than the Caldera Shares.

                            5.05   Financial Statements.  (a)  For purposes
                                   --------------------
          of this Agreement, "Caldera Financial Statements" shall mean the audited financial statements of Caldera for the years ended December 31, 1996 and 1997 and the unaudited financial statements of Caldera for the quarter ended March 31, 1998 (including all notes thereto) which are included in the SEC Documents consisting of the balance sheets at such dates and the related statements of operations, stockholders' equity and cash flows for the periods then ended. The Caldera Financial Statements have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or the notes thereto) and present fairly the financial position of Caldera as at the dates thereof and the results of operations and cash flows of Caldera for the periods covered thereby (subject, in case of the unaudited financial statements to, normal, recurring year-end audit adjustments), and are substantially in accordance with the financial books and records of Caldera.

                            (b) There are no liabilities of Caldera of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability other than
          (i) liabilities reflected or reserved against in the Caldera Financial Statements, (ii) liabilities incurred after March 31, 1998 in the ordinary course of business consistent with past practice, which individually or in the aggregate, would not have a Caldera Material Adverse Effect, and (iii) liabilities under this Agreement or disclosed pursuant to this Agreement.

                            5.06   Commission Filings.  Caldera is subject
                                   ------------------
          to filing periodic reports with the Commission pursuant to
          Section 15(d) of the Exchange Act. Since January 1, 1996 Caldera has filed all forms, reports and other documents that it was required to file with the Commission pursuant to Section 15(d) of the Exchange Act, all of which complied when filed, in all material respects, with all applicable requirements of the Exchange Act. Caldera has heretofore delivered to the Sellers complete and correct copies of the SEC Documents.

                            5.07  No Material Adverse Effects or Changes.
                                 --------------------------------------
          Except as set forth in the SEC Documents, since January 1, 1997, Caldera has had no significant operations or business activities. Except as disclosed in the SEC Documents, or as contemplated by this Agreement, since March 31, 1998 Caldera has not suffered any material adverse change involving its business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) which would have a Caldera Material Adverse Effect. Caldera is not a party to any Contract, except to the extent set forth on Schedule 5.07.
                                            -------------

                    5.08  Tax Returns and Audits.  Caldera has duly filed
                          ----------------------
          all federal, state, local and foreign tax returns, reports and forms required to be filed by it, except where the failure to so file would not have an Caldera Material Adverse Effect. Caldera has duly paid (except for Taxes being contested in good faith) or made adequate provisions on their books in accordance with GAAP for the payment of all Taxes which have accrued or are due and payable, and Caldera will on or before the Closing Date make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Closing Date for which no return is required to be filed prior to such date. Since January 1, 1996, the federal and state income tax returns of Caldera have not been examined by the Internal Revenue Service or state taxing authority, respectively, nor has Caldera granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. Caldera is not aware of any basis for the assertion of any deficiency against Caldera for Taxes, which, if adversely determined, would have a Caldera Material Adverse Effect.

                    5.09  Litigation.  There are no actions, suits,
                          ----------
          arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Caldera's knowledge, threatened against or affecting Caldera or any of its officers or directors in their capacity as such, or any of its respective properties or businesses. Caldera is not subject to any Law with any Governmental Authority, other than orders of general applicability. There are no pending or, to Caldera's knowledge, threatened claims against any director, officer, employee or agent of Caldera or any other Person which could give rise to any claim for indemnification against Caldera.

                    5.10  Compliance with Applicable Laws.  To Caldera's
                          -------------------------------
          knowledge, Caldera is not in violation of any Law of any Governmental Authority, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by Caldera, will not in the future have a Caldera Material Adverse Effect.

                    5.11  Fees of Brokers, Finders and Investment Bankers.
                          -----------------------------------------------
          Neither Caldera nor any officer, director, or employee of Caldera has employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                    5.12  General Representation of Warranty.  Neither this
                          ----------------------------------
          Agreement nor any schedule attached hereto or other documents and written information furnished by Caldera to the Sellers in connection with this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.


                                     ARTICLE VI.

                                      COVENANTS

                    6.01 Implementing Agreement.  Subject to the terms and
                         ----------------------
          conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

                    6.02 Access to Information and Facilities.  From and
                         ------------------------------------
          after the date of this Agreement, the Sellers shall cause Caldera and its representatives to obtain access during normal business hours and upon reasonable notice to all of the facilities, properties, books, Contracts and records of the Companies, shall cause officers and employees of the Companies to be available to Caldera or its representatives, and shall furnish with any and all information concerning the Companies, which Caldera or its representatives reasonably request. Caldera shall provide to the Sellers access to information regarding Caldera similar to that which is to be afforded to Caldera in this Section.

                    6.03 Confidentiality.  Except as otherwise required by
                         ---------------
          Law or in the performance of obligations under this Agreement, any nonpublic information received by a party or its advisors, agents or representatives from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The obligation of confidentiality shall not extend to information which: (a) is or becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement; (b) was in the lawful possession of a party prior to its receipt from the other party; or (c) becomes available to a party on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not known to be in violation of a confidentiality agreement. Upon termination of this Agreement without consummation of the transactions contemplated herein, each party shall, upon request, promptly return or destroy any confidential information received from the other party. The covenants of the parties contained in this Section 6.03 shall survive any
                                    ------------
          termination of this Agreement but shall terminate at the Closing, if it occurs.

                    6.04 Preservation of Business.  (a) From the date of
                         ------------------------
          this Agreement until the Closing Date, the Companies and Caldera shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) with respect to the Companies, preserve the good will and advantageous relationships with customers, suppliers, independent contractors, agents, employees and other persons material to the operation of their respective business, and (c) not permit any action or omission which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached in any material respect.

                    (b) The Sellers further covenant that prior to the Closing, neither of the Companies shall, without the prior written consent of Caldera (which shall not be unreasonably withheld):

                         (i) take any action, incur any obligation or enter into or authorize any contract or transaction other than in the ordinary course of business;

                         (ii) make any changes in its accounting systems, policies, principles or practices except as may be required by applicable law or GAAP;

                         (iii)  authorize for issuance, issue, sell,
               deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

                         (iv) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

                         (v) make any borrowings, incur any debt (other than trade payables in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person in an aggregate principal amount exceeding $25,000, or make any unscheduled payment or repayment of principal in respect of any long term debt.

                         (vi) make any new loans, advances or capital contributions to, or new investments in, any other person, other than in connection with travel and expense reimbursement of employees in the ordinary course of business;

                         (vii) enter into, adopt, amend in any material respect or terminate any contract, agreement, lease, commitment or arrangement;

                         (viii) acquire, lease or encumber any assets outside the ordinary course of business; or

                         (ix) enter into any agreement, understanding or commitment with respect to any of the foregoing actions.

                    6.05 Consents and Approvals.  Subject to the terms and
                         ----------------------
          conditions provided herein, each of the parties hereto shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. As soon as practicable after the date hereof, each of the parties hereto shall make all filings, applications, statements and reports to all Governmental Authorities and other Entities which are required to be made prior to the Closing Date pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

                    6.06 Caldera Stockholder Approval.    As soon as
                         ----------------------------
          practicable after the date hereof, Caldera shall convene a special stockholders meeting (the "Caldera Stockholder Meeting") to consider and vote upon (i) approval of this Agreement, (ii) a one-for-fifteen reverse stock split of the outstanding shares of Caldera Common Stock (the "Reverse Stock Split"), (iii) a change in its corporate name to Unistar Financial Service Corp., (iv) the election of seven persons as directors, which persons must be reasonably acceptable to the Sellers, and (v) the authorization of a stock option plan.

                    6.07 Publicity.  Prior to issuing any public
                         ---------
          announcement or statement with respect to the entry into this Agreement or the transactions contemplated hereby and prior to making any filing with Governmental Authority, Caldera and the Sellers will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing.

                    6.08 Fees and Expenses.  The Sellers shall cause the
                         -----------------
          Companies to pay all fees and expenses of the Companies and of Caldera incurred in connection with the transactions contemplated herein, including, but not limited to, filing, printing, due diligence expenses, mailing, transfer agent, attorneys and accounting fees.

                    6.09 Periodic Reports.  Until the Closing Date, Caldera
                         ----------------
          shall furnish to the Sellers all filings made by Caldera with the Commission and shall solicit comments with respect thereto, in each case at least two business days (or as soon prior thereto as is practicable) prior to the time of such filings and the time of such mailings of reports which refer to the Companies or this Agreement.


                                     ARTICLE VII.

                CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER

                    The respective obligations of each party to consummate the purchase and sale of the IFHC Shares are subject to the fulfillment at or before the Closing of each of the following conditions:

                    7.01 Actions or Proceedings.  No preliminary or
                         ----------------------
          permanent injunction or other order by any federal or state court preventing consummation of the purchase and sale of the IFHC Shares shall have been issued and shall be continuing in effect, and the transactions contemplated herein shall not be prohibited under any applicable federal or state law or regulation.

                    7.02 Approval of Merger.  The Caldera stockholders
                         ------------------
          shall have approved this Agreement and the other items specified in Section 6.06 hereof at the Caldera Stockholders Meeting.


                                    ARTICLE VIII.

                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                      OF CALDERA

                    The obligations of Caldera to consummate the transactions contemplated herein are subject to the fulfillment at or before the Closing of each of the following conditions:

                    8.01 Warranties True as of Closing Date.  The
                         ----------------------------------
          representations and warranties of the Sellers contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                    8.02 Compliance With Agreements and Covenants.  The
                         ----------------------------------------
          Sellers and the Companies shall have performed and complied with in all material respects all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

                    8.03 Sellers' Certificate.  The Sellers and the Chief
                         --------------------
          Executive Officer of the Companies each shall have delivered to Caldera a certificate, dated the Closing Date, certifying that each of the conditions specified in Section 8.01 and Section 8.02
                                              ------------     ------------
          hereof are satisfied in all respects.

                    8.04 Consents and Approvals.  Caldera shall have
                         ----------------------
          received written evidence reasonably satisfactory to it that all consents and approvals required on behalf of the Sellers and the Companies for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

                    8.05 Good Standing Certificates.  The Sellers shall
                         --------------------------
          have delivered to Caldera at the Closing certificates of good standing and tax status from the State of Texas, as to IFHC and ISCC, which certificates shall be dated a date not more than five
          (5) business days prior to the Closing Date.

                    8.06 Other Closing Documents.  Caldera shall have
                         -----------------------
          received such other agreements and instruments as Caldera shall reasonably request, in each case in form and substance reasonably satisfactory to Caldera.


                                     ARTICLE IX.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

                    The obligations of the Sellers to consummate the transaction are subject to the satisfaction or waiver by Caldera of the following conditions precedent on or before the Closing:

                    9.01 Warranties True as of Closing Date.  The
                         ----------------------------------
          representations and warranties of Caldera contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Caldera on and as of the Closing Date.

                    9.02 Compliance with Agreements and Covenants.  Caldera
                         ----------------------------------------
          shall have performed and complied with in all material respects all of its covenants, obligations and agreements contained in this Agreement, to be performed and complied with by it on or prior to the Closing Date.

                    9.03 Caldera Certificate.  An executive officer of
                         -------------------
          Caldera shall have delivered to the Sellers a certificate, dated the Closing Date, certifying that each of the conditions specified in Section 9.01 and Section 9.02 hereof are satisfied
                       ------------     ------------
          in all respects.

                    9.04 Secretary's Certificate.  Caldera shall have
                         -----------------------
          delivered to the Sellers a certificate of the duly authorized Secretary of Caldera, dated the Closing Date, certifying resolutions of the Caldera Board of Directors and stockholders authorizing the execution, delivery and performance of this Agreement, and the other transactions on behalf of Caldera, as contemplated herein.

                    9.05 Good Standing Certificate.  Caldera shall have
                         -------------------------
          delivered to the Sellers at the Closing (a) a certificate of good standing from the State of Delaware as to Caldera, (b) a certified Certificate of Amendment to its Certificate of Incorporation setting forth the amendments adopted at the Caldera Stockholders Meeting, which certificates shall be dated a date not more than five business days prior to the Closing Date.

                    9.06 Consents and Approvals.  The Sellers shall have
                         ----------------------
          received written evidence reasonably satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby by Caldera have been obtained, and all required filings have been made.

                    9.07 Other Closing Documents.  The Sellers shall have
                         -----------------------
          received such other agreements and instruments as the Sellers shall reasonably request, in each case in form and substance reasonably satisfactory to the Sellers.


                                      ARTICLE X.

                                     TERMINATION

                    10.01     Termination.  This Agreement may be
                              -----------
          terminated and the purchase and sale of the IFHC Shares may be abandoned at any time prior to the Closing Date, whether before or after approval at the Caldera Stockholders Meeting:

                    (a) by mutual written consent of the Sellers and the Board of Directors of Caldera;

                    (b) by either Caldera or the Sellers, by written notice to the other, if (i) the Closing Date shall not have occurred on or before September 30, 1998 or (ii) any Governmental Authority shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the sale of the IFHC Shares and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement (X) under clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (Y) under clause (ii) shall not be available to any party unless such party shall have used all reasonable efforts to remove such order, judgment or decree.

                    10.02     Effect of Termination and Abandonment.  In
                              -------------------------------------
          the event of termination of this Agreement and abandonment of the purchase and sale of the IFHC Shares pursuant to this ARTICLE X,
                                                                ---------
          no party hereto (or any of its directors, officers or stockholders) shall have any liability or further obligation to any other party to this Agreement other than the obligations of
          Section 6.03 hereof, except that nothing herein shall relieve
          ------------
          any party from liability for any willful breach of this Agreement.


                                     ARTICLE XI.

                                    MISCELLANEOUS

                    11.01  Amendment.  This Agreement may be amended,
                           ---------
          modified, supplemented or terminated (in accordance with Article
          X), but only by a writing executed by Caldera and the Sellers.

                    11.02  No Survival of Representations, Warranties,
                           ------------------------------------------
          Covenants and Agreements.  None of the representations,
          ------------------------
          warranties, covenants and agreements contained in this Agreement or in any instrument delivered in connection herewith shall survive the Closing.

                    11.03  Notices.  Any notice, request, instruction or
                           -------
          other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, facsimile or other wire transmission or (iii) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                    (a)  If to the Sellers:

                         c/o  Marc A. Sparks
                         International Fidelity Holding Corp.
                         4635 McEwen Road
                         Dallas, Texas  75244
                         Facsimile No.:  (972) 934-1225
                         with a copy to:





                    (b)  If to Caldera:

                         Caldera, Inc.
                         9-1/2 Casimir Street
                         Toronto, Ontario Canada M5T 2PS
                         Attention:  Ronald Mann, Secretary
                         Facsimile No:  (416) 603-9186

                         with a copy to:

                         Thelen Reid & Priest LLP
                         40 West 57th Street
                         New York, New York  10019
                         Attention:  Bruce A. Rich, Esq.
                         Facsimile No.:  (212) 603-2001

          or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                    11.04  Waivers.  The failure of a party hereto at any
                           -------
          time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

                    11.05  Interpretation.  The headings preceding the text
                           --------------
          of ARTICLES and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.

                    11.06  Applicable Law.  This Agreement shall be
                           --------------
          governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                    11.07  Assignment.  This Agreement shall be binding
                           ----------
          upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of the other parties hereto.

                    11.08  No Third Party Beneficiaries.  This Agreement is
                           ----------------------------
          solely for the benefit of the parties hereto and, to the extent provided herein, and their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                    11.09  Enforcement of the Agreement.  The parties
                           ----------------------------
          hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                    11.10  Further Assurances.  Upon the request of
                           ------------------
          Caldera, each of the Sellers will on and after the Closing Date execute and deliver to Caldera such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

                    11.11  Severability.  If any provision of this
                           ------------
          Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                    11.12  Remedies Cumulative.  The remedies provided in
                           -------------------
          this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

                    11.13  Entire Understanding.  This Agreement sets forth
                           --------------------
          the entire agreement and understanding of the parties hereto and supersedes all prior agreements, arrangements and understandings among the parties hereto, including the Letter of Intent, dated May 26, 1998.

                    11.14  Waiver of Jury Trial.   Each party hereto waives
                           --------------------
          the right to a trial by jury in any dispute in connection with the transactions contemplated by this Agreement, and agrees to take any and all action necessary or appropriate to effect such waiver.

                    11.15  Counterparts.  This Agreement may be executed in
                           ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                        CALDERA, INC.



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        -----------------------------------
                                        MARC A. SPARKS


                                        -----------------------------------
                                        F. JEFFREY NELSON


                                        -----------------------------------
                                        NICOLE CLAYTON CAVER